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SUBJECT TO COMPLETION, DATED JUNE 30, 2003

The information in this prospectus supplement is not complete and may be changed. The prospectus supplement is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Prospectus Supplement	Filed pursuant to Rule 424(b)(5) Registration No. 333-100557

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AKSYS, LTD.

COMMON STOCK,
WARRANTS TO PURCHASE COMMON STOCK AND
COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

        We are offering 1,363,637 shares of our common stock at a fixed price of $11.00 per share and a warrant to purchase 204,546 shares of our common stock to Riverview Group, LLC through this prospectus supplement and the accompanying prospectus. The warrant being offered to Riverview has an exercise price of $13.75 per share and expires on June 29, 2008. The gross proceeds from the sale of these 1,363,637 shares is $15,000,000. After payment of placement agency fees of      % of the gross proceeds to Roth Capital Partners, LLC for its services as placement agent, and payment of financial advisory fees of $                  to certain investment banks, we would receive proceeds from the sale of these shares as follows:

	Per Share	Total
Offering Price	$11.00	$15,000,000
Placement Agency and Financial Advisory Fees	$0.77	$1,050,000
Proceeds to Aksys, Ltd. (before expenses)	$10.23	$13,950,000

        We are also offering Roth Capital a warrant to purchase 136,364 shares of our common stock through this prospectus supplement and the accompanying prospectus. The warrant being offered to Roth Capital has an exercise price of $15.00 per share and expires on June 29, 2008. We are issuing this warrant to Roth Capital as partial consideration for its services as placement agent.

        You should read both this prospectus supplement and the accompanying prospectus carefully before you invest in our securities.

        Our common stock is quoted on the Nasdaq National Market under the symbol "AKSY". The reported last sales price of our common stock on June 27, 2003 was $12.69 per share.

        Investing in our securities involves risks. See "Supplemental Risk Factors" beginning on page S-7 of this prospectus supplement and "Risk Factors" beginning on page 5 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners, LLC

The date of this prospectus supplement is                        , 2003.

        You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its date, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of common stock or warrants.

        This prospectus supplement and the accompanying prospectus are offers to sell and solicitations of offers to buy the securities offered by this prospectus only in jurisdictions where the offers or sales are permitted.

        In this prospectus supplement, "Aksys," "we," "us" and "our" refer to Aksys, Ltd. and do not refer to the placement agent in connection with this offering.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration statement and in accordance with the shelf registration process, we may sell up to $60 million of our securities from time to time after the effectiveness of the shelf registration statement of which this prospectus supplement is a part. The shelf registration statement, as amended, was declared effective by the SEC on April 28, 2003. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock and warrants being offered, the risks of investing in our securities and the placement agent arrangements. The accompanying prospectus provides general information about us, some of which, such as the section entitled "Plan of Distribution," may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about Aksys described in this prospectus supplement in the section entitled "Where You Can Find More Information."

THE COMPANY

        Aksys, Ltd. focuses on hemodialysis products and services for patients suffering from end-stage renal disease, commonly known as chronic kidney failure (ESRD). We have developed an automated personal hemodialysis system, known as the Aksys PHD(TM) Personal Hemodialysis System, which is designed to enable patients to perform frequent hemodialysis at alternate sites (such as their own homes) and to thereby improve clinical outcomes, reduce total treatment costs and enhance the quality of life of patients.

        We are a Delaware corporation. We began operations in 1991 and had our initial public offing in 1996. Our principal executive offices are located at Two Marriott Drive, Lincolnshire, Illinois 60069, and our telephone number is (847) 229-2020.

        For more information about Aksys, you should read the accompanying prospectus and the information described in the section of this prospectus supplement entitled "Where You Can Find More Information," including our consolidated financial statements and related notes.

THE OFFERING

        The following summary highlights selected information about the terms of our common stock, the warrants and the common stock issuable upon exercise of the warrants. For a more detailed description of our common stock, see "Description of Common Stock" in the accompanying prospectus and "Description of Warrants" in this prospectus supplement.

Issuer	Aksys, Ltd.
Common stock offered to Riverview	1,363,637 shares
Warrant offered to Riverview	The warrant being offered to Riverview is initially exercisable for an aggregate of 204,546 shares of our common stock, subject to adjustment as described below under "Adjustment of warrants."
Warrant offered to Roth Capital	The warrant being offered to Roth Capital is initially exercisable for an aggregate of 136,364 shares of our common stock, subject to adjustment as described below under "Adjustment of warrants."
Expiration of warrants	The warrants are scheduled to expire at 5:00 p.m. New York City time on June 29, 2008.
Exercise of warrants
The warrant being offered to Riverview is exercisable at an exercise price of $13.75 per share, and the warrant being offered to Roth Capital is exercisable at an exercise price of $15.00 per share, subject to adjustment as described below under "Adjustment of warrants."
Adjustment of warrants
The number of shares of common stock for which, and the price per share at which, the warrants are exercisable are subject to adjustment in case we (1) pay a dividend in shares of common stock, (2) subdivide our outstanding shares of common stock into a greater number of shares, (3) combine our outstanding common stock into a smaller number of shares of common stock, or (4) issue any shares of common stock in a reclassification of our common stock.
Listing of common stock and warrants
Our common stock is listed on The Nasdaq National Market under the symbol "Aksy." The warrants are not listed on Nasdaq or any other securities exchange and we do not intend to arrange for any quotation system to quote them.
Common stock to be outstanding after this offering*	29,691,185 shares
Dividend policy	We have not paid any cash dividends on our common stock in the past and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Use of proceeds	We intend to use the net proceeds from the sale of common stock in this offering for working capital and other general corporate purposes.

There can be no assurance that the warrants will be exercised before they expire or that we will receive any proceeds from the offering of the warrants. Even if the warrants are exercised, we cannot predict when such exercise will occur and when any proceeds will be received.

*
The number of shares of common stock to be outstanding after this offering is based on 28,327,548 shares outstanding on June 27, 2003, and does not include:

•
an aggregate of 1,373,210 shares of common stock subject to outstanding options as of December 31, 2002 at weighted average exercise prices of $6.62 per share; and

•
560,755 shares of common stock issuable upon exercise of warrants outstanding as of June 27, 2003 at an exercise price of $3.25 per share.

SUPPLEMENTAL RISK FACTORS

        Investing in our securities involves a high degree of risk. In addition to the risks described under "Risk Factors" beginning on page 5 of the accompanying prospectus, you should carefully consider the following supplemental risk factors in conjunction with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to purchase our securities. Also consider carefully the statements under "forward-looking statements" below. If any of the risks described in this prospectus supplement, the accompanying prospectus or other information incorporated by reference in this prospectus supplement actually occur, our business, financial condition or results of operations would likely materially suffer. You should be prepared to accept the occurrence of any and all of the risks associated with purchasing the securities, including a loss of all of your investment.

Risks Related to this Offering

We may allocate the net proceeds from this offering in ways with which you may not agree.

        Our expected use of the proceeds of this offering is general in nature and is subject to change based upon changing conditions and opportunities. Our management has broad discretion in applying the net proceeds we estimate we will receive in this offering. Because the net proceeds are not required to be allocated to any specific use, investment or transaction, you cannot determine at this time the value or propriety of our application of the proceeds. Moreover, you will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions.

You will experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offer is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $11.00 per share and a net tangible book value per share of our common stock of $0.52 as of March 31, 2003, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $10.01 per share in the net tangible book value of the common stock.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of shares in this offering will be approximately $13,825,000, after deducting placement agent fees and financial advisory fees of $1,050,000 and estimated expenses of $125,000. There can be no assurance that the warrants will be exercised before they expire or that we will receive any proceeds from the offering of the warrants. Even if the warrants are exercised, we cannot predict when such exercise will occur and when any proceeds will be received.

        We intend to use any net proceeds from the sale of securities offered by this prospectus supplement and the accompanying prospectus for working capital and other general corporate purposes. Pending any of these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing instruments or other investment-grade securities. We will retain broad discretion in allocating the net proceeds of this offering. See "Supplemental Risk Factors—We may allocate the net proceeds from this offering in ways with which you may not agree."

DILUTION

        If you invest in our common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering. We calculate net tangible book value per share of dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

        Our net tangible book value at March 31, 2003 was $13.7 million, or $0.52 per share of common stock. After giving effect to the sale of 1,363,637 shares of common stock in this offering at the fixed price of $11.00 per share, and our receipt of the net proceeds from the sale of those shares, our adjusted net tangible book value at March 31, 2003 would be $27.5 million, or $0.99 per share. This represents an immediate increase in pro forma net tangible book value of $0.47 per share to existing shareholders and an immediate and substantial dilution of $10.01 per share to new investors. The following table illustrates this per share dilution:

Fixed price per share		$11.00
Net tangible book value per share at March 31, 2003	$0.52
Increase in net tangible book value per share attributable to existing shareholders	$0.47
Net tangible book value per share after this offering		$0.99
Dilution per share to new investors		$10.01

        These calculations exclude:

  •
  the issuance of 1,881,603 shares of common stock by Aksys since March 31, 2003 for gross proceeds of approximately $11,020,000.

  •
  shares of common stock that may be issued in the future upon exercise of outstanding options and warrants. See "The Offering."

DESCRIPTION OF WARRANTS

General

        The terms of the warrants will be set forth in Common Stock Purchase Warrants between us and each of Riverview and Roth Capital. The description of the terms of the warrants below is qualified in all respects by reference to the terms of the Common Stock Purchase Warrants, which are incorporated by reference in this prospectus supplement. A warrant does not entitle the holder to any rights as a stockholder of the Company or to receive any dividends paid on the common stock.

Warrant Offered to Riverview

        The warrant offered to Riverview is initially exercisable for up to an aggregate of 204,546 shares of common stock at an exercise price of $11.00 per share of common stock, subject to adjustment as described below under "—Adjustments." The warrant provides that the exercise price may be paid by wire transfer or cashier's check (but if there is not an effective registration statement at the time of exercise or if the registration statement is not available for use, as determined by Aksys, the warrant may be exercised on a cashless basis).

Warrant Offered to Roth Capital Partners

        The warrant offered to Roth Capital is initially exercisable for up to an aggregate of 136,364 shares of common stock at an exercise price of $15.00 per share of common stock, subject to adjustment as described below under "—Adjustments." The warrant provides that the exercise price may be paid by wire transfer or cashier's check (but if there is not an effective registration statement at the time of exercise or if the registration statement is not available for use, as determined by Aksys, the warrant may be exercised on a cashless basis).

Fractional Shares

        No fractional shares of common stock will be issued in connection with the exercise of the warrants. As to any fractional share to which a holder of a warrant would otherwise be entitled, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Expiration

        The warrants will expire at 5:00 p.m. New York City time on June 29, 2008.

Adjustments

        The number of shares of common stock for which, and the price per share at which, a warrant is exercisable are subject to adjustment in case we (1) pay a dividend in shares of common stock, (2) subdivide our outstanding shares of common stock into a greater number of shares, (3) combine our outstanding common stock into a smaller number of shares of common stock, or (4) issue any shares of common stock in a reclassification of our common stock, in each case as provided in the Common Stock Purchase Warrants.

Transferability

        A warrant is freely transferable by the holder of the warrant upon surrender of the warrant at our principal executive offices, together with a written assignment in the form attached to the Common Stock Purchase Warrants and any funds necessary to pay any transfer taxes payable upon the transfer. The warrants are not listed on Nasdaq or any other securities exchange and we do not intend to arrange for any quotation system to quote them.

Reservation of Shares

        We have authorized and reserved for issuance a number of shares of common stock as are issuable upon the exercise of the warrants. The common stock issued upon exercise of the warrants, when paid for and issued, will be duly and validly issued, fully paid and non-assessable.

PLAN OF DISTRIBUTION

Agency Agreement

        Pursuant to a placement agency agreement dated June 30, 2003, we engaged Roth Capital Partners, LLC, to act as our non-exclusive placement agent in connection with offerings of securities under our shelf registration statement, of which this prospectus supplement is a part. Under the terms of the placement agency agreement, Roth Capital has agreed to use commercially reasonable efforts in connection with the issuance and sale by us of the shares in this offering and in possible future takedowns of securities from the registration statement. The terms of any future offerings will be subject to market conditions and negotiations among us, Roth Capital and prospective purchasers. The placement agency agreement does not give rise to any commitment by Roth Capital to purchase any securities, and Roth Capital will have no authority to bind us by virtue of the placement agency agreement. Under the placement agency agreement, the obligations of Roth Capital are subject to normal and customary closing conditions. We have agreed to indemnify Roth Capital against certain liabilities arising in connection with the engagement, including liabilities under federal securities laws.

        Roth Capital has or may in the future engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

The Offering

        In this transaction, we are directly offering to Riverview 1,363,637 shares of our common stock at a fixed price of $11.00 per share. In addition, we are granting Riverview a warrant to purchase up to 204,546 shares of our common stock at $13.75 per share, payable in cash (but if there is not an effective registration statement at the time of exercise or if the registration statement is not available for use, as determined by Aksys, the warrant may be exercised on a cashless basis). The warrant is exercisable for five years. The shares and warrants are being offered to Riverview pursuant to a subscription agreement.

Commissions, Fees and Expenses of the Offering

        We have agreed to pay Roth Capital a commission of    % of the gross proceeds of this offering. We will also issue to Roth Capital as partial consideration for its services as placement agent a warrant to purchase 136,364 shares of our common stock at an exercise price of $15.00 per share, payable in cash (but if there is not an effective registration statement at the time of exercise or if the registration statement is not available for use, as determined by Aksys, the warrant may be exercised on a cashless basis). The warrant will have a term of five years. We have agreed to reimburse Roth Capital for certain out-of-pocket expenses incurred in connection with the offering. We have also agreed to pay $                        from the proceeds of this offering to certain investment banks for financial advisory services rendered to us in connection with this offering.

        The following table shows the placement agent fee (excluding warrants granted to Roth Capital) and financial advisory fees to be paid by us in connection with this offering, per share of common stock and in total:

	Per Share	Total
Placement Agency and Financial Advisory Fees	$0.77	$1,050,000

        We estimate that the total expenses of the offering, excluding placement agent and financial advisory fees, will be $125,000. This estimate includes $20,000 that we have agreed to pay for Riverview's legal and administrative costs and expenses incurred in connection with this offering. It also includes expenses related to the filing of this prospectus supplement, printing costs, transfer agent fees, and our legal and accounting fees and costs.

FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus supplement and the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus contain "forward-looking" information as that term is defined by the federal securities laws. Forward-looking statements may be identified by use of the terms "may," "will," "expect," "anticipate," "believe," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results or events could differ materially from those contained in the forward-looking statements due to a number of factors, many of which are beyond our control. Factors that could materially and adversely affect our results and cause them to differ from those contained in, or incorporated in, this prospectus supplement and the accompanying prospectus supplement include, but are not limited to:

  •
  risks related to uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers;

  •
  risks related to uncertain unit pricing and product cost, which may not be at levels (during initial commercialization of the PHD System or thereafter) that permit us to be profitable;

  •
  market, regulatory and reimbursement conditions;

  •
  the impact of products that may be developed, adapted or otherwise compete with the PHD System;

  •
  risks inherent in relying on third parties to manufacture the PHD System;

  •
  additional capital requirements with respect to, among other things, the commercialization of the PHD System;

  •
  risks related to our ability to obtain additional regulatory approvals for the PHD System, the timing of such approvals and the possibility that additional clinical trials and/or other data will be necessary to obtain any of such other approvals, if and to the extent that we determine to seek such approvals;

  •
  risks related to the failure to meet additional development and manufacturing milestones for the PHD System on a timely basis; and

  •
  changes in QSR regulations promulgated by the FDA.

        You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus supplement and accompanying prospectus, as well as in the information incorporated herein by reference. The forward-looking statements made in this prospectus supplement and accompanying prospectus relate only to events as of the date on which the statements are made. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement under the Securities Act relating to the common stock and warrants being offered by this prospectus supplement and the accompanying prospectus. As permitted by the SEC rules, this prospectus supplement omits some information included in the registration statement. For a more complete understanding of the common stock and this offering, you should refer to the registration statement, including its exhibits.

        We file annual, quarterly and current reports and other information with the SEC. In this document, we "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents and reports listed below (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K) as well as all future documents and reports filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

  •
  Current Report on Form 8-K filed April 29, 2003 (furnished pursuant Item 12 and not incorporated by reference herein);

  •
  Current Report on Form 8-K filed June 30, 2003;

  •
  the description of our capital stock contained in our Registration Statement on Form 8-A, filed on April 24, 1996 with the SEC, including all amendments or reports filed for the purpose of updating the description;

  •
  the description of the Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the SEC on October 31, 1996, including all amendments or reports filed for the purpose of updating the description; and

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to us at:

Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069
Attention: Chief Financial Officer
(847) 229-2020

        You can also inspect, read and copy these reports and other information at the public reference facilities the SEC maintains at: Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports and other information regarding companies that file electronically with it.

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information.

LEGAL MATTERS

        The validity of the shares of common stock offered under this prospectus supplement will be passed upon by Kirkland & Ellis (a partnership that includes professional corporations), Chicago, Illinois.

EXPERTS

        The consolidated financial statements of our company as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

AKSYS, LTD.

$60,000,000

Common Stock
Preferred Stock
Debt Securities
Common Stock Warrants
Preferred Stock Warrants
Debt Warrants

        We may from time to time sell up to $60,000,000 in the aggregate of the following securities:

  •
  shares of our Common Stock, par value $0.01 per share;

  •
  shares of our Preferred Stock, par value $0.01 per share, in one or more series;

  •
  debt securities, which may consist of notes, debentures or other types of debt, in one or more series;

  •
  warrants to purchase shares of our Common Stock;

  •
  warrants to purchase shares of our Preferred Stock; and

  •
  warrants to purchase our debt securities.

        We may also issue Common Stock, Preferred Stock and debt securities upon conversion, exchange or exercise of the securities listed above. In addition, the Selling Stockholder identified on page 30 of this prospectus may sell up to 26,500 shares of our Common Stock. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder.

        We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and any prospectus supplement carefully before you invest.

        Our Common Stock is traded on The Nasdaq National Market System under the symbol "AKSY."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 5 FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SECURITIES.

        We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.

The date of this prospectus is April 28, 2003.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000. In addition, the Selling Stockholder named in this prospectus may sell up to 26,500 shares of our Common Stock. This prospectus provides you with a general description of the securities we and/or the Selling Stockholder may offer. Each time we and/or the Selling Stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the next heading "Where You Can Find More Information."

        Neither the Company nor the Selling Stockholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the supplement to this prospectus is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at:

  •
  the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and

  •
  the regional offices of the SEC:

  •
  Midwest Regional Office, Citicorp Center, Suite 1400, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and

  •
  Northeast Regional Office, 233 Broadway, New York, NY 10279.

        You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of public reference rooms. The SEC also maintains a web site at http://www.sec.gov that makes available reports, proxy statements and other information regarding registrants that file electronically with it. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us with the SEC:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  •
  the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 24, 1996, including all amendments or reports filed for the purpose of updating the description;

  •
  the description of the Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the SEC on October 31, 1996, including all amendments or reports filed for the purpose of updating the description; and

  •
  all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, which shall be deemed to be a part hereof from the date of filing of such documents.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to us at:

Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069
Attention: Chief Financial Officer
(847) 229-2020

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information.

THE COMPANY

        Our company focuses on hemodialysis products and services for patients suffering from end-stage renal disease, commonly known as chronic kidney failure (ESRD). We have developed an automated personal hemodialysis system, known as the Aksys PHD(TM) Personal Hemodialysis System, which is designed to enable patients to perform frequent hemodialysis at alternate sites (such as their own homes) and to thereby improve clinical outcomes, reduce total treatment costs and enhance the quality of life of patients.

RISK FACTORS

Investing in the Company's securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below before investing. If any of the following risks actually occur, the Company's business, financial condition or results of operations would likely suffer. In that case, the market price of the securities could fall, and you may lose all or part of the money you paid to buy such securities. Also consider carefully the statements under the heading "Forward-Looking Statements" below. You should be prepared to accept the occurrence of any and all of the risks associated with purchasing the securities, including a loss of all of your investment.

Risks Related to the Company's Business

The Company has a history of operating losses and a significant accumulated deficit, and may not achieve or maintain profitability in the future.

        The Company has not been profitable since its inception in January 1991. As of December 31, 2002, the Company had an accumulated deficit of approximately $107 million. The Company expects to continue to incur additional losses for the foreseeable future as a result of a high level of operating expenses, significant up-front expenditures, production and marketing activities and very limited revenue from its core business. The Company may never realize significant revenues from its core business or be profitable. Factor that will influence the timing and amount of the Company's profitability include:

  •
  market acceptance of the PHD System;

  •
  the Company's success in commercializing the PHD System, which will be difficult to achieve;

  •
  the Company's ability to effectively and efficiently manufacture, market and distribute the PHD System; and

  •
  The Company's ability to sell or lease the PHD System and related services at a price that covers per unit costs, which result may be difficult to achieve, in part because of the significant restrictions on the reimbursement of dialysis treatment by the Medicare program, as discussed below, and the high cost of manufacturing the PHD System.

        The Company faces significant challenges in shifting from the development stage to the commercialization stage for the PHD System. Its prospects must be considered in light of the risks, expenses and difficulties frequently encountered in such a transition, and there can be no assurance that the Company will have any significant revenues or that it will ever achieve profitable operations.

The cost to produce the PHD System and deliver related services and supplies currently exceeds the market price of the PHD System and related services and supplies.

        The pricing of the PHD System and related services and supplies is constrained by limitations on governmental and third-party reimbursement programs. Although a team of engineering personnel is currently implementing plans to reduce costs through redesign of PHD subsystems and the Company is attempting to source alternative materials and suppliers, there can be no assurance that the Company will be successful in these efforts.

        In addition, the cost of services and supplies for the PHD System currently exceeds the market price as a result of the need to have a local presence of field service and clinical service personnel in each geographical area that PHD Systems are sold. Although the Company anticipates that as more PHD units are placed in these geographical areas the per unit cost of service and supplies will decrease, there can be no assurance that the Company will be successful in placing a sufficient number of PHD units in the field to achieve these per unit cost reductions.

The business will fail if the Company cannot successfully commercialize the PHD System; because it is only now commencing this commercialization process, the Company's success cannot be predicted and is uncertain. The Company's success is dependent on many variables entirely outside of its control.

        Acceptance of the PHD System in the marketplace by both potential users and purchasers (two separate groups with at times conflicting interests) is uncertain, and failure to achieve sufficient market acceptance will significantly limit the Company's ability to generate revenue and become profitable. The success of the PHD System is dependent on many variables, including its safety, effectiveness and cost effectiveness as an alternative dialysis modality. The failure to conclusively demonstrate each of these factors could significantly hinder market acceptance of the PHD System, and the failure of the PHD System to achieve sustained commercial viability or market acceptance would have a material adverse effect on the Company and your investment. Moreover, successful commercialization will depend upon, among other things, market acceptance of the efficacy of daily hemodialysis. This will require substantial marketing efforts and the expenditure of significant funds by the Company to inform nephrologisas, dialysis clinics, other healthcare providers and dialysis patients of the benefits of daily hemodialysis and thus the benefits of the PHD System.

In marketing the PHD System, the Company may encounter significant clinical and market resistance to:

  •
  using the PHD System;

  •
  home hemodialysis, which is currently employed by only a small percentage of patients suffering from end-stage renal disease; and

  •
  daily hemodialysis, which to the Company's knowledge has never been a widely accepted dialysis alternative.

        There can be no assurance that the Company's efforts will be successful or that the PHD System will ever achieve market acceptance. In addition, the PHD System is a personal system, designed for use by a single patient, and requires several hours after a dialysis treatment to prepare itself for the next treatment session. As such, it is very unlikely to be used in the prevailing method of outpatient hemodialysis, which generally involves treating patients three times per week for treatment sessions lasting between three and four hours. In this prevailing method of hemodialysis, patients receiving treatment on a given day are treated in shifts, with patients on succeeding shifts using dialysis machines employed during prior shifts.

A number of other factors will affect the future success and sales of the PHD System. These factors include:

  •
  the amount of government and private reimbursement for dialysis treatment;

  •
  whether the system will be safe or effective or that it will be cost-effective relative to other dialysis treatment alternatives;

  •
  whether daily hemodialysis will be shown to be more clinically effective than alterative dialysis modalities;

  •
  whether patients will be reluctant to administer and monitor the PHD System with limited or no supervision; and

  •
  whether there are unexpected side effects, complications or other safely issues associated with daily hemodialysis (or the PHD System) that may adversely affect the market for the Company's products and services.

The Company is entirely dependent on the PHD System, its sole product.

        Since inception, the Company has devoted substantially all of its efforts to the development of the PHD System. The Company expects to be entirely dependent for the foreseeable future on sales of, and services relating to, the PHD System for revenues. This dependence on a single product creates significant risk for the Company and its stockholders.

Uncertainty and amount of third-party reimbursement could affect the Company's profitability.

        Although most private insurance policies cover a substantial portion of the cost of dialysis treatment in the United States, most patients receiving dialysis treatment in the United States are insured by Medicare or Medicaid. Medicare and Medicaid provide reimbursement for dialysis treatment at set composite rates, which have not increased significantly since 1983. There can be no assurance that the current limitations or requirements on Medicare and Medicaid reimbursement for dialysis will not materially adversely affect the market for the PHD System, that health administration authorities outside of the United States will provide reimbursement at acceptable levels or at all or that any such reimbursement will be continued at rates sufficient to enable the Company to maintain prices at levels sufficient to realize profitability.

Competitors and technological advances could cause the Company to lose current and future business opportunities and materially harm the Company's results of operations and ability to grow.

        The dialysis industry is characterized by competition for financing, executive talent, intellectual property and product sales. Most of the Company's competitors have substantially greater financial, scientific and technical resources, research and development capabilities, manufacturing and marketing resources, technical and service networks and experience than the Company, and greater experience in developing products, providing services and obtaining regulatory approvals. The Company's competitors may succeed in developing products that are more effective and/or less costly than any that may be developed by the Company. The Company also expects that the number of competitors and potential competitors will increase. There can be no assurance that the Company will be able to compete successfully against any existing or potential competitors.

        In order to compete effectively, the Company will need to, among other things, demonstrate the clinical and cost effectiveness of daily home hemodialysis using the PHD System. The ability to successfully market the Company's products and services could be adversely impacted by pharmacological and technological advances in preventing the progression of ESRD in patients (such as those with diabetes and hypertension), technological developments by others, development of new medications designed to reduce the incidence of kidney transplant rejection and progress in using kidneys harvested from genetically engineered animals as a source of transplants.

If the Company cannot develop adequate distribution, customer service and technical support networks, it may not be able to market and distribute the PHD System effectively.

        The Company's strategy involves contracting with dialysis providers to have the Company supply to dialysis patients the PHD System, dialysis and other consumables, patient training, customer service and maintenance and other technical service. To provide these services, the Company will be required to develop networks of employees or independent contractors in each of the areas in which it intends to operate. There can be no assurance that the Company will be able to organize these networks on a cost-effective basis, or at all. The failure to establish these networks would have a material adverse effect on the Company.

The Company's future sales could be adversely affected due to limited marketing experience.

        The Company markets its products and services primarily through its own sales force, and has limited experience in sales, marketing and distribution. There can be no assurance that it will be able to build an adequate marketing staff of sales force or that the cost of such will not be prohibitive, or that the Company's direct sales and marketing efforts will be successful.

The Company is subject to extensive government regulation which can be costly, time consuming and subject it to unanticipated delays.

        The PHD System is subject to stringent government regulation in the United States and other countries. In the United States, the PHD System is regulated as a medical device by the FDA. On March 27, 2002, the Company accounted that it had received clearance from the FDA to market the PHD System in the United States. The FDA clearance had no restrictions and included authorization to use the product in the home, however, FDA clearance under 510(k) is subject to continual review and later discovery of previously unknown problems may result in restrictions on product marketing or withdrawal of the product from the market.

        In the European Economic Area, the PHD System is regulated as a medical device under the Medical Device Directive. On October 7, 2002, the Company announced the receipt of EC Certification for CE Mark approval pursuant to the Medical Device Directive. The certification approved the PHD System for home use. Such approval was required prior to the commercialization of the PHD System in the European Economic Area.

        Additional government regulations may be established or imposed in the United States or the European Economic Area, or the interpretation or enforcement of such regulations may change, which could materially impact the continued commercialization of the PHD System and the regulatory clearances received for the PHD System.

        In addition, various statutes and regulations also govern the testing, labeling, storage, record keeping, distribution, sale, marketing, advertising and promotion of the Company's products, which present significant compliance burdens. Failure to comply with applicable requirements can result in fines, recalls or seizures of products, total or partial suspension of production, withdrawal of existing product approvals or clearances, refusal to approve or clear new applications or notices and criminal prosecution.

        The manufacture of the PHD System must also comply or ensure compliance with current Quality System Requirements (QSR) regulations promulgated by the United States Food and Drug Administration (FDA). The Company may be required to expend time, resources and effort in product manufacturing and quality control to ensure compliance even if the PHD System is manufactured by an independent contractor. If violations of the applicable regulations are noted during FDA inspections of manufacturing facilities, the continued marketing of the Company's products may be materially adversely affected.

        You should also be aware that proper regulatory approvals have not been completed in any jurisdictions other than the United States and the European Economic Area. There can be no assurance or guarantee that any other such approvals will be obtained in a timely manner or at all.

The Company relies on independent contract manufacturers for the manufacture of the PHD System. The Company's inability to manufacture the PHD System, and its dependence on independent contractors, may delay or impair its ability to generate revenues, or adversely affect profitability.

        To be successful, the PHD System must be manufactured in commercial quantities and at acceptable cost. Production of this product, especially in commercial quantities, will create technical as well as financial challenges for the Company. The Company may encounter unexpected delays or costs in the scale-up of manufacturing operations. Further, no assurance can be given that manufacturing or quality control problems will not arise (and among other things increase costs) as the Company increases production of this product or as additional manufacturing capacity is required in the future.

        The Company relies currently on single contract manufacturers to manufacture each of the major components of the PHD System. As with any independent contractors, such contractors are not employed or otherwise controlled by the Company and are generally free to conduct their business at their own discretion. Although certain of the Company's contract manufacturers have entered into contracts with the Company to manufacture components of the PHD System, such contracts can be terminated at any time under certain circumstances by the Company or the contractors and can be breached at any time. Further, work stoppages and the slowing of production at a single independent contractor would have a material adverse effect on the Company.

        There are also other risks inherent in using single sources of supply. The Company has not made alternative arrangements for the manufacture of the major components of the PHD System and there can be no assurance that acceptable alternative arrangements could be made on a timely basis, or at all. It is likely that a significant interruption in supply would result in the Company utilized or were required to utilize a different manufacturing contractor for any of the major components of the PHD System. The loss of the services of any of contract manufacturers would have a material adverse effect on the Company. In addition, no assurance can be given that the Company or its manufacturers will be able to obtain on a timely basis components or other supplies necessary to manufacture or use the PHD System.

The Company will need additional capital which, if not available, may alter the Company's business plans or limit its ability to achieve growth and which, if raised, will dilute your ownership interest in the Company.

        The Company's capital requirements have been and will continue to be significant. To date, the Company has been dependent primarily on the net proceeds of public and private sales of equity securities, aggregating approximately $125 million. Other than the Company's equity line of credit arrangement with Kingsbridge Capital Limited, it currently has not committed sources of, or other arrangements with respect to, additional financing. There can be no assurance that the Company's existing capital resources, including the equity line arrangement, together with future operating cash flows, will be sufficient to fund future operations. The Company's capital requirements will depend on many factors, including without limitation:

  •
  manufacturing scale-up and associated costs;

  •
  costs associated with establishing marketing, distribution, patient training and technical and patient support networks;

  •
  continued progress in research and development; and

  •
  the costs involved in protecting proprietary rights.

        Any necessary additional equity financing may involve substantial dilution to then existing stockholders and debt financing could result in the imposition of significant financial and operational restrictions on the Company.

        Generally, U.S. customers will lease or purchase PHD Systems and enter into contracts whereby the Company provides all products and services related to the PHD System for a single monthly price, which would include all consumables, service and product support. If U.S. customers enter into lease agreements, the single monthly payment would increase to include the lease payment for the PHD System.

        Financing production of the PHD System in quantities necessary for commercialization will require a significant investment in working capital. This need for working capital is likely to increase to the extent that demand for the PHD System increases. The Company would, therefore, have to rely on sources of capital beyond cash generated from operations to finance production of the PHD System even if it is successful in marketing products and services. The Company currently intends to finance the working capital requirements associated with these arrangements through equipment and receivable financing with a commercial lender. If it is unable to obtain such equipment financing, or to obtain it on commercially reasonable terms, it would need to seek other forms of financing, through the sale of equity securities or otherwise, to achieve its business objectives.

        The Company has not yet obtained a commitment for such equipment financing, and there can be no assurance that it will be able to obtain equipment financing or alternative financing on acceptable terms or at all.

The Company may not be able to protect its intellectual property rights and, as a result, could lose competitive advantages that could adversely affect operating results.

        The Company's success depends, in part, on its ability and the ability of its licensors to obtain, assert and defend patent rights, protect trade secrets and operate without infringing the proprietary rights of others. The Company currently owns or has rights to 46 U.S. patents and 24 foreign patents. There can be no assurance, however, that:

  •
  the Company will be able to obtain additional licenses to patents of others or that it will be able to develop additional patentable technology of its own;

  •
  any patents issued to the Company will provide it with competitive advantages or that the patents or proprietary rights of others will not have an adverse effect on its ability to do business;

  •
  others will not independently develop similar products;

  •
  others will not design around or infringe such patents or proprietary rights owned by or licensed to the Company; and

  •
  any patent obtained or licensed by the Company will be held to be valid and enforceable if challenged by another party.

        The Company is aware that numerous patents have been issued relating to methods of dialysis. Although the Company endeavors to protect its patent rights from infringement, it is possible that by virtue of the numerous patents that have been, or potentially will be, issued relating to hemodialysis methods, the Company may not be aware, or become aware, of patents issued to its competitors or others that conflict with its own or those of its licensors. Such conflicts could result in a rejection of important patent applications or the invalidation of important patents, which could have a material adverse effect on the Company's competitive position. In the event of such conflicts, or in the event the Company believes that competitive products infringe patents to which it holds rights, it may pursue patent infringement litigation or interference proceedings against, or may be required to defend against such litigation or proceedings involving, holders of such conflicting patents or competing products. Such litigation or proceedings may materially adversely affect the Company's competitive position, and there can be no assurance that it will be successful in any such litigation or proceeding. Litigation and other proceedings relating to patent matters, whether initiated by the Company or a third party, can be expensive and time consuming, regardless of whether the outcome is favorable to the Company, and can result in the diversion of substantial financial, managerial and other resources. An adverse outcome could subject the Company to significant liabilities to third parties or require it to cease any related development or commercialization activities. In addition, if patents that contain dominating or conflicting claims have been or are subsequently issued to others and such claims are ultimately determined to be valid, the Company may be required to obtain licenses under patents or other proprietary rights of others. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain such licenses, it could encounter delays or could find that the development, manufacture or sale of products requiring such licenses is foreclosed.

        The Company relies on proprietary know-how and confidential information and employs various methods, such as entering into confidentially and noncompete agreements with its current employees and with certain third parties to whom it has divulged proprietary information, to protect the processes, concepts, ideas and documentation associated with its technologies. Such methods may not afford significant protection to the Company, and there can be no assurance that it will be able to protect adequately trade secrets or that other companies will not acquire information that the Company considers proprietary.

If the Company becomes subject to product liability claims, they may reduce demand for the PHD System or results in damages that exceed its insurance limitation.

        The Company's business exposes it to potential liability risks that are inherent in the production, marketing and sale of dialysis products. There can be no assurance that the Company will be able to avoid significant product liability exposure. The Company currently maintains product liability insurance with a coverage limit of $10 million. There can be no assurance that the insurance policy will provide adequate protection against potential claims. Furthermore, the Company's agreements with contract manufacturers require it to maintain product liability insurance, and the failure to obtain such insurance materially and adversely affect the Company's ability to produce the PHD System. A successful claim brought against the Company in excess of any insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company has agreed to indemnify certain of its contract manufacturers against certain liabilities resulting from the use of the PHD System.

The Company's business is likely to be hurt if it is unable to keep its senior executive officer and key scientific personnel.

        The Company is dependent upon the services of its senior executives, such as William C. Dow, its President and Chief Executive Officer, and key scientific personnel. The Company does not maintain key-man life insurance on senior executives. In addition, it does not have employment agreements, other than certain severance, confidentiality and non-competitive agreements, with any of its personnel. The loss of the services of Mr. Dow or any other senior executive or key employee could have a material adverse impact on the Company. Also, the Company's ability to transition from development stage to commercial operations will depend upon, among other things, the successful recruiting and retention of highly skilled managerial and marketing personnel with experience in business activities such as those contemplated by the Company. Competition for the type of highly skilled individuals sought by the Company is intense. There can be no assurance that the Company will be able to retain existing employees or that it will be able to find, attract and retain skilled personnel on acceptable terms.

Risks Related to the Company's Stock

The Company's stock price is highly volatile, and you may not be able to resell your shares at or above the price you initially paid for the shares.

        Since its initial public offering on May 16, 1996, the Company's common stock has traded between $3.50 and $23.50 and has generally experienced relatively low daily trading volumes in relation to the aggregate number of shares outstanding.

        Factors that may have a significant impact on the market price or the liquidity of the common stock include:

  •
  reports by official or unofficial health or medical authorities, the general media or the FDA regarding the potential benefits or detriments of the PHD System or of similar products distributed by other companies, or of daily or home dialysis;

  •
  announcement of technological innovations or new products by the Company or its competitors;

  •
  events or announcements relating to the Company's relationships with others, including third party manufacturers;

  •
  developments or disputes concerning patents or proprietary rights;

  •
  regulatory developments in the United States and foreign countries;

  •
  economic and other factors, as well as period-to-period fluctuations in the Company's financial results; and

  •
  market conditions for the dialysis industry generally.

        External factors may also adversely affect the market price for the common stock. The common stock currently trades on The Nasdaq National Market System. The price and liquidity of the common stock may be significantly affected by the overall trading activity and market factors on The Nasdaq National Market System.

        Future sales of substantial amounts of common stock in the public market and the existence of a substantial number of authorized but unissued shares of common stock could adversely affect market prices of the common stock, and also could impair the Company's ability to raise additional capital through the sale of equity securities.

The Company may issue additional shares of common stock and dilute your ownership percentage.

        Certain events over which you have no control could result in the issuance of additional shares or common stock, which would dilute your ownership percentage in the Company. As of April 10, 2003, there were 26,795,746 shares of common stock issued and outstanding and there were 2,126,663 shares of common stock available for issuance under equity incentive and stock purchase plans. As of April 10, 2003, there were outstanding options, warrants and other rights to acquire up to approximately 2,390,783 shares of common stock. There are 3,500,000 shares of common stock which have been issued or are reserved for issuance under the equity line arrangement with Kingsbridge Capital Limited. The Company may also issue additional shares of common stock or preferred stock:

  •
  to raise additional funds for working capital, commercialization, production and marketing activities;

  •
  upon the exercise or conversion of outstanding options and warrants; and

  •
  in lieu cash payment of dividends.

        The issuance or even potential issuance of shares under the equity line arrangement with Kingsbridge, in connection with other additional financings and upon exercise of warrants, options or other rights may have a negative effect on the market price of the common stock. In addition, when the Company elects to draw down the equity line, it issues shares to Kingsbridge at a discount to the daily volume weighted average prices of the common stock during a specified period of trading days after initiation of each respective draw down. This further dilutes the interests of other stockholders.

        If the Company draws down the equity line when the share price is decreasing, it will need to issue more shares than otherwise required. Such issuance will have a dilutive effect and may further decrease the stock price.

        To the extent that Kingsbridge sells shares of common stock issued under the equity line to third parties, the stock price may decrease due to the additional selling pressure in the market. The perceived risk of dilution from sales of stock to or by Kingsbridge may cause holders of the Company's commons stock to sell their shares, or it may encourage short sales. This could contribute to a decline in the stock price.

The Company's charter documents, rights agreement and Section 203 of the DGCL could make it more difficult for a third party to acquire the Company.

        As discussed below under the heading "Description of Common Stock," the Company's Restated Certificate of Incorporation ("Charter") and Amended and Restated Bylaws ("Bylaws") contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors, and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless the takeover or change of control is approved by the Company's board of directors. Such provisions may also render the removal of the current board of directors and of management more difficult.

        Each outstanding share of the Company's Common Stock includes one preferred stock purchase right as provided under the Rights Agreement between the Company and First Chicago Trust Company of New York. The Company is also subject to the Section 203, the "business combination" statute, of the General Corporation law of the State of Delaware. Summaries of the Rights Agreement and Section 203, including a discussion of certain anti-takeover effects they may have, are set forth below under the heading "Description of Common Stock."

FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and in the information incorporated herein by reference contain "forward-looking" information as that term is defined by the federal securities laws. Forward-looking statements may be identified by use of the terms "may," "will," "expect," "anticipate," "believe," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results or events could differ materially from those contained in the forward-looking statements due to a number of factors, many of which are beyond our control. Factors that could materially and adversely affect our results and cause them to differ from those contained in, or incorporated in, this prospectus include, but are not limited to:

  •
  risks related to uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers;

  •
  risks related to uncertain unit pricing and product cost, which may not be at levels (during initial commercialization of the PHD System or thereafter) that permit us to be profitable;

  •
  market, regulatory and reimbursement conditions;

  •
  the impact of products that may be developed, adapted or otherwise compete with the PHD System;

  •
  risks inherent in relying on a third party to manufacture the PHD System;

  •
  additional capital requirements with respect to, among other things, the commercialization of the PHD System;

  •
  risks related to our ability to obtain additional regulatory approvals for the PHD System, the timing of such approvals and the possibility that additional clinical trials and/or other data will be necessary to obtain any of such other approvals, if and to the extent that we determine to seek such approvals;

  •
  risks related to the failure to meet additional development and manufacturing milestones for the PHD System on a timely basis; and

  •
  changes in Quality System Requirements regulations promulgated by the United States Food and Drug Administration.

        You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, as well as in the information incorporated herein by reference. The forward-looking statements made in this prospectus speak only as of the date that they are made. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including capital expenditures and to meet working capital needs. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We will not receive any of the proceeds from the sale of the shares of our Common Stock that may be offered by the Selling Stockholder identified in this prospectus or any supplement hereto.

RATIO OF EARNINGS TO FIXED CHARGES

        A historical ratio of earnings to fixed charges is not being presented because we have recorded operating losses for all periods presented and the ratio, if presented, would be negative. We have not had any material interest expense and the interest attributable to operating leases has not been significant. Therefore, the interest coverage deficiency is not material.

DESCRIPTION OF COMMON STOCK

        We may issue, separately or together with or upon conversion of or exchange for other securities, Common Stock, together with the associated preferred stock purchase rights, as set forth in the applicable prospectus supplement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our Charter, our Bylaws and our Rights Agreement, dated as of October 28, 1996, between our company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). A copy of each of our Charter, our Bylaws and the Rights Agreement are filed as exhibits to the registration statement of which this prospectus forms a part. The Common Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Authorized and Outstanding Common Stock

        We have authority to issue 50,000,000 shares of Common Stock, par value $0.01 per share. As of April 10, 2003, there were 26,795,746 shares of Common Stock issued and outstanding and no shares of Common Stock were held in treasury. As of April 10, 2003, there were 2,126,663 shares of Common Stock available for issuance under our equity incentive and stock purchase plans. As of April 10, 2003, there were outstanding options, warrants and other rights to acquire up to approximately 2,390,783 shares of Common Stock. If exercised, these securities will dilute the percentage ownership of holders of our Common Stock.

Dividends, Voting Rights and Liquidation

        Subject to any preferential rights of any outstanding series of Preferred Stock created by our board of directors from time to time, the holders of shares of Common Stock will be entitled to such cash dividends as may be declared from time to time by the board from funds legally available therefor. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There is no cumulative voting. The Common Stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions related thereto. Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive pro rata the assets distributed to such holders, if any.

Certain Provisions of our Charter and Bylaws

        Our Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change of control is approved by our board of directors. Such provisions may also render the removal of the current board of directors and of management more difficult. These provisions provide for, among other things:

  •
  a classified board of directors;

  •
  a "fair price" provision, which requires that our stockholders receive equivalent consideration at both stages of a two-step acquisition (such as a tender offer followed by a merger);

  •
  a prohibition on stockholder action through written consents;

  •
  a requirement that special meetings of stockholders be called only by our board of directors or our chief executive officer;

  •
  advance notice requirements for stockholder proposals and nominations;

  •
  limitations on the ability of stockholders to amend, alter or repeal our Charter or our Bylaws; and

  •
  the authority of our board of directors to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine.

Stockholder Rights Plan

        Each outstanding share of our Common Stock includes, and each share of Common Stock offered under this prospectus and the accompanying prospectus supplement will include, one preferred stock purchase right (individually a "Right" and collectively the "Rights") as provided under the Rights Agreement. Each Right entitles the holder, until the earlier of October 28, 2006 or the redemption of the Rights, to purchase one one-thousandth of a share of our Junior Participating Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), at a price of $85.00 per one one-thousandth of a share (as may be adjusted to reflect stock splits, stock dividends or certain other dilutive events since the issuance of the Rights). The Series A Preferred Stock is nonredeemable and will have 1,000 votes per share (subject to adjustment). We have reserved 50,000 shares of Series A Preferred Stock for issuance upon exercise of such Rights.

        In the event that any person becomes the beneficial owner of 15% or more of our Common Stock, the Rights (other than Rights held by the acquiring stockholder) would become exercisable for the number of shares of our Common Stock having a market value of two times the exercise price of the Right. Furthermore, if after any person becomes the beneficial owner 15% or more of our Common Stock, our company is acquired in a merger or other business combination or 50% or more of our assets or earnings power were sold, each Right (other than Rights held by the acquiring person) would become exercisable for that number of shares of Common Stock (or securities of the surviving company in a business combination) having a market value of two times the exercise price of the Right. The Rights Agreement contains an exception for inadvertent acquisitions of more than 15% of our Common Stock, so long as the holder reduces its ownership below the 15% threshold as soon as practicable (as determined by our board of directors).

        One Right will be issued in respect of each share of our Common Stock issued before the earlier of October 28, 2006 or the redemption of the Rights. As of the date of this prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with shares of our Common Stock.

        The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person that attempts to acquire our company on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors prior to the time a person has acquired beneficial ownership of 15% or more of our Common Stock, because until such time the Rights may generally be redeemed by us at one cent per Right.

Section 203 of the Delaware General Corporation Law

        We are subject to the "business combination" statute of the General Corporation Law of the State of Delaware (the "DGCL"), an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which a person became an "interested stockholder," unless:

  •
  prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder,"

  •
  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

  •
  on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

        A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the voting stock of the subject corporation. Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirors of our company may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

        Our Common Stock is listed on the The Nasdaq National Market System. The transfer agent and registrar for our Common Stock is EquiServe, L.P.

DESCRIPTION OF PREFERRED STOCK

        Under our Charter, shares of Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by our board of directors, generally without the approval of our stockholders.

        We have authority to issue 1,000,000 shares of Preferred Stock, par value $0.01 per share. The number of authorized shares of Preferred Stock includes 50,000 authorized shares of Series A Preferred Stock issuable pursuant to the Rights Agreement, as described above under the heading "Description of Common Stock—Stockholder Rights Plan." As of September 30, 2002, there were no shares of Preferred Stock outstanding.

        Subject to limitations prescribed by the DGCL, our Charter and our Bylaws, our board of directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof. The Preferred Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        We will describe in a prospectus supplement the following terms of the class or series of Preferred Stock being offered:

  •
  the title and stated value of the Preferred Stock;

  •
  the number of shares of the Preferred Stock offered, the liquidation preference per share and the purchase price of the Preferred Stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the Preferred Stock;

  •
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the Preferred Stock shall accumulate;

  •
  the procedures for any auction and remarketing, if any, for the Preferred Stock;

  •
  the provisions for a sinking fund, if any, for the Preferred Stock;

  •
  the provisions for redemption, if applicable, of the Preferred Stock;

  •
  any listing of the Preferred Stock on any securities exchange or market;

  •
  the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into our Common Stock, including the conversion price, or manner of calculation thereof, and conversion period;

  •
  the terms and conditions, if applicable, upon which Preferred Stock will be exchangeable into debt securities of our company, including the exchange price, or manner of calculation thereof, and exchange period;

  •
  voting rights, if any, of the Preferred Stock;

  •
  a discussion of any material and/or special federal income tax considerations applicable to the Preferred Stock;

  •
  the relative ranking and preferences of the Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The debt securities offered hereby will be issued under an indenture between us and the trustee named therein. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the form of indenture will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the form of indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

        We will be able to issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

  •
  the title of the debt securities;

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  the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, premium and interest on the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  any provisions relating to any security provided for the debt securities;

  •
  any provisions relating to the subordination of subordinated debt;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms which may be required or advisable under applicable laws or regulations; and

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Payment of Interest and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

        The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

        We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Our Company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person"), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met.

Covenants

        The applicable prospectus supplement or a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture, will contain any restrictive covenants preventing us from taking certain actions specified therein.

Events of Default

        "Event of default" will mean with respect to any series of debt securities any of the following:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay principal, or premium, if any when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to deposit any sinking fund payment, when and as due in respect of any debt security of that series, and the time for deposit has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the notes or the indenture, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series as provided in the indenture;

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  if specified events of bankruptcy, insolvency or reorganization occur; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under "Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

        The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture will require us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

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  change the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series will be able to, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). The indenture will also provide that we may be discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

  •
  certain events of default under the indenture will not constitute a default or an event of default with respect to the debt securities of that series.

        The conditions will include:

  •
  depositing with the trustee money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK WARRANTS

        We may issue, together with other securities or separately, common stock warrants for the purchase of our Common Stock ("common stock warrants"). The common stock warrants are to be issued under common stock warrant agreements (each a "common stock warrant agreement") to be entered into between us and a bank or trust company, as common stock warrant agent (the "common stock warrant agent"), all as set forth in the applicable prospectus supplement. The common stock warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Copies of the forms of common stock warrant agreements and the forms of warrant certificates (the "Common Stock Warrant Certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of common stock warrant agreements and Common Stock Warrant Certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the common stock warrant agreements and the Common Stock Warrant Certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        If we offer warrants for the purchase of Common Stock, the applicable prospectus supplement will describe their terms, which may include the following:

  •
  the offering price of the common stock warrants, if any;

  •
  the procedures and conditions relating to the exercise of the common stock warrants;

  •
  the number of shares of Common Stock purchasable upon exercise of each common stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  the date on which the right to exercise the common stock warrants shall commence and the date on which the right shall expire (the "Common Stock Warrant Expiration Date");

  •
  a discussion of federal income tax considerations applicable to the exercise of common stock warrants;

  •
  call provisions of the common stock warrants, if any;

  •
  anti-dilution provisions of the common stock warrants, if any; and

  •
  any other terms of the common stock warrants.

        The shares of Common Stock issuable upon the exercise of the common stock warrants, when issued in accordance with the common stock warrant agreement, will be fully paid and nonassessable.

        Prior to the exercise of their common stock warrants, holders of common stock warrants will not have any of the rights of holders of the Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

Exercise of Common Stock Warrants

        Each common stock warrant will entitle the holder to purchase for cash the number of shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, common stock warrants may be exercised at any time up to the close of business on the

Common Stock Warrant Expiration Date set forth in the applicable prospectus supplement. After the close of business on the Common Stock Warrant Expiration Date, unexercised common stock warrants will become void.

        Common stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the Common Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the common stock warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the common stock warrants represented by the Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of common stock warrants.

        No fractional shares will be issued upon exercise of common stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

DESCRIPTION OF PREFERRED STOCK WARRANTS

        We may issue, together with other securities or separately, preferred stock warrants for the purchase of our Preferred Stock ("preferred stock warrants"). The preferred stock warrants are to be issued under preferred stock warrant agreements (each a "preferred stock warrant agreement") to be entered into between us and a bank or trust company, as preferred stock warrant agent (the "preferred stock warrant agent"), all as set forth in the applicable prospectus supplement. The preferred stock warrant agent will act solely as our agent in connection with the preferred stock warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of preferred stock warrants. Copies of the forms of preferred stock warrant agreements and the forms of warrant certificates (the "Preferred Stock Warrant Certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of preferred stock warrant agreements and Preferred Stock Warrant Certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the preferred stock warrant agreements and the Preferred Stock Warrant Certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        If we offer warrants for the purchase of Preferred Stock, the applicable prospectus supplement will describe their terms, which may include the following:

  •
  the offering price of the preferred stock warrants, if any;

  •
  the procedures and conditions relating to the exercise of the preferred stock warrants;

  •
  the number of shares of Preferred Stock purchasable upon exercise of each preferred stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  the date on which the right to exercise the preferred stock warrants shall commence and the date on which the right shall expire (the "Preferred Stock Warrant Expiration Date");

  •
  a discussion of Federal income tax considerations applicable to the exercise of preferred stock warrants;

  •
  call provisions of the preferred stock warrants, if any;

  •
  anti-dilution provisions of the preferred stock warrants, if any; and

  •
  any other terms of the preferred stock warrants.

        The shares of Preferred Stock issuable upon the exercise of the preferred stock warrants, when issued in accordance with the preferred stock warrant agreement, will be fully paid and nonassessable.

        Prior to the exercise of their preferred stock warrants, holders of preferred stock warrants will not have any of the rights of holders of the Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the preferred stock purchasable upon such exercise.

Exercise of Preferred Stock Warrants

        Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of Preferred Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, preferred stock warrants may be exercised at any time up to the close of business on the Preferred Stock Warrant Expiration Date set forth in the applicable prospectus supplement. After the close of business on the Preferred Stock Warrant Expiration Date, unexercised preferred stock warrants will become void.

        Preferred stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the preferred stock warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchasable upon such exercise. If less than all of the preferred stock warrants represented by the Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of preferred stock warrants.

        No fractional shares will be issued upon exercise of preferred stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

DESCRIPTION OF DEBT WARRANTS

        We may issue, together with other securities or separately, debt warrants for the purchase of debt securities ("debt warrants"). The debt warrants are to be issued under debt warrant agreements (each a "debt warrant agreement") to be entered into between us and a bank or trust company, as debt warrant agent (the "debt warrant agent"), all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the debt warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of debt warrants. Copies of the forms of debt warrant agreements and the forms of warrant certificates (the "debt warrant certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of debt warrant agreements and debt warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the debt warrant agreements and the debt warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

        You should look in the accompanying prospectus supplement for the following terms of the offered debt warrants:

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

  •
  the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which the right shall expire;

  •
  whether the debt securities purchasable upon exercise of the debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

  •
  whether the debt warrants represented by the debt warrant certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

        Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities at the exercise price determinable in the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised debt warrants will become void.

        Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

THE SELLING STOCKHOLDER

        In March 2003, we settled litigation between the Company and the Selling Stockholder relating to a fee dispute. We issued 26,500 shares of Common Stock to the Selling Stockholder in connection with this settlement. We are registering all 26,500 of these shares on behalf of the Selling Stockholder. We are registering the shares in order to permit the Selling Stockholder to offer these shares for resale from time to time. The Selling Stockholder may sell all, some or none of these shares. See "Plan of Distribution." The table below sets forth the ownership of our Common Stock by the Selling Stockholder as of the date of this prospectus.

	Common Stock Beneficially Owned Prior to Offering				Common Stock Beneficially Owned After Offering (1)
Selling Stockholder				Common Stock to be Sold
	Number	Percent			Number	Percent
UBS Warburg LLC	26,500	0.1	%(2)	26,500	0	0

(1)
Assumes that all shares registered hereunder are sold pursuant to this prospectus and that the Selling Stockholder does not acquire any additional shares of Common Stock.

(2)
Based on the number of issued and outstanding shares of Common Stock as of April 10, 2003.

PLAN OF DISTRIBUTION

The Company

        We may sell the securities directly to our stockholders, directly to one or more purchasers, through agents, to or through one or more dealers, to or through underwriters or through a combination of any such methods of sale.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the securities being offered hereby may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be our "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

        If a dealer is utilized in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the securities to the public. In connection with the sale of the securities, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may also sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commission from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of securities, and any discounts, concessions or commission allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered hereby pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (a) the purchase of such securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the securities are also being sold to underwriters, we shall have sold to such underwriters the securities offered hereby which are not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The applicable prospectus supplement relating to such contracts will set forth the price to be paid for securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of the securities pursuant to such contracts.

        We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Selling Stockholder

        We are registering 26,500 shares of Common stock under this prospectus on behalf of the Selling Stockholder. We are paying all reasonable fees and expenses incident to the filing of the registration statement, but the Selling Stockholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the Common Stock by the Selling Stockholder offered by this prospectus. We will not receive any of the proceeds from this offering.

        The Selling Stockholder may sell the shares of Common Stock described in this prospectus directly to purchasers or to or through underwriters, broker-dealers or agents, which may act as agents or principals. If any shares covered by this prospectus qualify for sale pursuant to Rule 144 under the Securities Act of 1933, the Selling Stockholder may sell such shares under Rule 144 rather than pursuant to this prospectus.

        The Selling Stockholder may sell shares of Common Stock covered by this prospectus from time to time in one or more of the following transactions:

  •
  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale (including The Nasdaq National Market System);

  •
  in the over-the-counter market;

  •
  in privately-negotiated transactions, including block sale transactions;

  •
  ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part;

  •
  transactions involving block trades or otherwise on The Nasdaq National Market System;

  •
  purchases by brokers, dealers or underwriters as principal and resale by the purchasers for their own accounts pursuant to this prospectus;

  •
  "at the market" to or through market makers or into an existing market for the shares;

  •
  through put or call option transactions relating to or covered by the shares (whether exchange listed or otherwise); and

  •
  any combination of the above methods of sale or any other legally available means.

        The sale price to the public may be:

  •
  the market price prevailing at the time of sale;

  •
  a price related to such prevailing market price;

  •
  at negotiated prices; or

  •
  such other price as the Selling Stockholder determines from time to time.

        The Selling Stockholder shall have the sole and absolute discretion not to accept any purchase, offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

        In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate in the resales. The Selling Stockholder also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The Selling Stockholder may pledge the shares to a broker or dealer, and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

        The Selling Stockholder may also sell its shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer may be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

        The Selling Stockholder is an "underwriter" as that term is defined under the Securities Act of 1933. Any underwriters, broker-dealers or agents that participate in the distribution of shares offered in this prospectus also may be deemed "underwriters" as that term is defined under the Securities Act of 1933. The SEC may deem any commissions received by any underwriter, broker-dealer or agent and any profit on the resale of the securities sold by them while acting as principals to be underwriting discounts or commissions under the Securities Act of 1933. Because the Selling Stockholder is deemed to be an "underwriter," the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933.

        The Selling Stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. Upon the Company being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name the Selling Stockholder and of the participating broker-dealer, (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, (v) that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

        The Selling Stockholder and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under such Act, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases and sales of any shares of Common Stock offered under this prospectus by the Selling Stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

LEGAL MATTERS

        Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois, will issue an opinion about certain legal matters with respect to the securities for our company. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of our company as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
THE COMPANY
THE OFFERING
SUPPLEMENTAL RISK FACTORS
USE OF PROCEEDS
DILUTION
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK WARRANTS
DESCRIPTION OF PREFERRED STOCK WARRANTS
DESCRIPTION OF DEBT WARRANTS
THE SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS